                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 NORTECH SYSTEMS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          NORTECH SYSTEMS INCORPORATED

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

                            ------------------------

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

    The Annual Meeting of Shareholders of Nortech Systems Incorporated (the "Company") will be held at the Wayzata Country Club, 200 West Wayzata Boulevard, Wayzata, Minnesota, on May 27, 1999, at 4:00 p.m., for the following purposes:

    1. To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at four;

    2. To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 15, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

    Your attention is called to the accompanying Proxy Statement.

                                          By Order of the Board of Directors
                                          Quentin E. Finkelson
                                          SECRETARY

April 23, 1999

                          NORTECH SYSTEMS INCORPORATED

                                ---------------

                                PROXY STATEMENT

                            ------------------------

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 27, 1999

    This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 27, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 641 East Lake Street, Suite 244, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on April 23, 1999.

                     SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

    Only shareholders of record of the Company's 2,416,411 shares of Common Stock outstanding as of the close of business on April 15, 1999, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

    The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company's Board of Directors recommends that the number of directors be set at four and it is intended that the proxies accompanying this statement will be voted at the 1999 meeting to establish a Board of Directors consisting of four members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following four nominees:

                                MICHAEL J. DEGEN
                              QUENTIN E. FINKELSON
                                  MYRON KUNIN
                               RICHARD W. PERKINS

    Following is information regarding the nominees:

          NAME                AGE                                 POSITION
------------------------      ---      --------------------------------------------------------------
Michael J. Degen                  54   Director
Quentin E. Finkelson              66   President and Chief Executive Officer, Secretary, and Chairman
                                       of the Board of Directors
Myron Kunin                       70   Director
Richard W. Perkins                68   Director

    Mr. Degen is the Managing Director, Operations, of The Toro Company, a manufacturer of lawn mowers, snow throwers and other products. From 1995 to 1998, he was the Managing Director, Worldwide Parts, of The Toro Company. He has been a director of the Company since May, 1998.

    Mr. Finkelson has been President and Chief Executive Officer, Secretary, and Chairman of the Board of Directors of the Company since 1990.

    Mr. Kunin has served since 1983 as Chairman of the Board of Directors of Regis Corporation, the world's largest owner, operator and franchisor of hair and retail hair product salons. He has been a director of the Company since 1990.

    Mr. Perkins has served since 1985 as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He is also a director of Bio-Vascular, Inc., Children's Broadcasting Corporation, CNS, Inc., Eagle Pacific Industries, Inc., Harmony Holdings, Inc., Lifecore Biomedical, Inc., Quantech Ltd. and Vital Images, Inc. He has been a director of the Company since 1993.

                               DIRECTORS MEETINGS

    There was one meeting of the Board of Directors during the last fiscal year. All directors attended meetings of the Board and committees of the Board on which such director served.

    The Company does not have a standing nominating committee of the Board. The Compensation Committee consists of Messrs. Kunin and Perkins. All four present directors are members of the Audit Committee.

                               EXECUTIVE OFFICERS

    The Executive Officers of the Company are as follows:

          NAME                AGE                                 POSITION
------------------------      ---      --------------------------------------------------------------
Quentin E. Finkelson              66   President, Chief Executive Officer, Secretary and Chairman of
                                       the Board of Directors
Gregory D. Tweed                  48   Executive Vice President and Chief Operating Officer
Garry M. Anderly                  52   Senior Vice President, Corporate Finance and Treasurer
Peter L. Kucera                   53   Vice President, Corporate Quality
Donald E. Horne                   50   Vice President, Corporate Procurement

    Mr. Finkelson has been President and Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company since 1990.

    Mr. Tweed has been Executive Vice President and Chief Operating Officer of the Company since May, 1996. From 1993 to May, 1996, he was Senior Vice President and General Manager of the Company.

    Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996. He was Vice President of Finance and Administration from 1991 to May 1996.

    Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991.

    Mr. Horne has been Vice President, Corporate Procurement of the Company, since December, 1997. From 1992 to November, 1997, he was Director of Materials, Bemidji operations.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of the independent outside directors whose names appear following this report. The Committee considers a variety of issues in establishing compensation policies for executive officers, with the primary basis for compensation being the financial performance of the Company. Compensation for executive officers includes three elements: base salaries, bonuses, and options to acquire Common Stock. Salaries are based on factors such as the individual's level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies. Stock options are designed to increase the incentive for an executive's interest in the Company's long term success as measured by the market value of its stock.

    The chief executive officer's compensation for 1998 was based on the policies described above, with particular emphasis upon the Company's excellent financial performance. Further, it was determined that the compensation of the chief executive officer was comparable to compensation of chief executive officers of comparable companies. The compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

    Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual. Reference is also made to the competitive marketplace for executive talent.

                                          Myron Kunin
                                          Richard W. Perkins
                                          MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's chief executive officer, and each of the other two executive officers whose total annual compensation in 1998 exceeded $100,000.

                                                                                                                LONG-TERM
                                                                                                              COMPENSATION
                                                                                                                 AWARDS
                                                                                                              -------------
                     NAME AND PRINCIPAL POSITION                         YEAR     SALARY($)     BONUS($)       OPTIONS(#)
---------------------------------------------------------------------  ---------  ---------  ---------------  -------------
Quentin E. Finkelson                                                        1998    156,103             0               0
  President/Chief Executive Officer                                         1997    146,550             0          50,000
  Secretary, and Director                                                   1996    130,707             0               0

Gregory D. Tweed                                                            1998    124,200             0               0
  Executive Vice President and                                              1997    116,600             0          20,000
  Chief Operating Officer                                                   1996    104,000             0               0

Garry Anderly                                                               1998    109,296             0               0
  Senior Vice President,                                                    1997    102,608             0          20,000
  Corporate Finance and Treasurer                                           1996     89,610             0               0

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

    No stock options were granted by the Company in fiscal 1998 to any executive officers.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table contains information concerning stock options exercised during 1998 and stock options unexercised at the end of 1998 with respect to each of the Named Executive Officers.

                                                                                                                  VALUE OF
                                                                                                                UNEXERCISED
                                                                                                 NUMBER OF      IN-THE-MONEY
                                                                                                UNEXERCISED     OPTIONS/ AT
                                                                                                OPTIONS/ AT        FISCAL
                                                                                              FISCAL YEAR-END     YEAR-END
                                                                                                    (#)            ($)(1)
                                                             SHARES                           ---------------  --------------
                                                           ACQUIRED ON           VALUE         EXERCISABLE/     EXERCISABLE/
NAME                                                       EXERCISE(#)        REALIZED($)      UNEXERCISABLE   UNEXERCISABLE
------------------------------------------------------  -----------------  -----------------  ---------------  --------------
Quentin E. Finkelson..................................              0                  0        75,000/50,000      27,187/0
Gregory D. Tweed......................................              0                  0        27,500/20,000      12,656/0
Garry Anderly.........................................              0                  0        15,000/20,000       8,437/0

------------------------

(1) Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $3.4375, the closing price per share on December 31, 1998, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

    Mr. Degen, who is not an employee of the Company, received an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $5.00 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all reports. To the knowledge of the Company, based solely on a review of copies of reports filed with a Commission during the fiscal year ended December 31, 1998, all applicable Section 16(a) filing requirements were complied with.

                      COMPARATIVE STOCK PRICE PERFORMANCE

    The graph below compares total shareholder return on the Company's Common Stock for the last five fiscal years with the total return on Waters Instruments, Inc. (a peer issuer) and the NASDAQ Composite Index for the same periods. The graph assumes $100 invested on December 31, 1993.

                          NORTECH SYSTEMS INCORPORATED
                      COMPARATIVE STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  YEAR       NORTECH       WATERS INSTRUMENTS         NASDAQ COMPOSITE
1993              $100                       $100                     $100
1994               $75                        $77                      $97
1995              $176                       $235                     $135
1996              $117                       $252                     $166
1997              $108                       $303                     $202
1998               $76                       $303                     $334

                                                         1993         1994         1995         1996         1997         1998
                                                         -----        -----        -----        -----        -----        -----
Nortech                                                      100           75          176          117          108           76
Waters Instruments                                           100           77          235          252          303          303
NASDAQ Composite                                             100           97          135          166          202          334

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 1, 1999, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

                                                                                    NUMBER OF SHARES
                                                                                      BENEFICIALLY       PERCENT OF
NAME OF BENEFICIAL OWNER                                                                OWNED(1)            CLASS
--------------------------------------------------------------------------------  --------------------  -------------
Myron Kunin ....................................................................         1,087,145             42.4%
7201 Metro Boulevard
Edina, MN 55439

Quentin E. Finkelson............................................................           192,643              7.5%

Richard W. Perkins..............................................................            23,000            *

Gregory D. Tweed................................................................            27,500              1.0%

Garry M. Anderly................................................................            19,000            *

Michael J. Degen................................................................             2,500            *

All executive officers and directors as a group (eight persons).................         1,359,788(2)          53.0%

------------------------

(1) Includes 75,000, 27,500, 19,000, 11,000, 5,000 and 2,500 shares subject to options exercisable within sixty (60) days granted to Messrs. Finkelson, Tweed, Anderly, Perkins, Kunin and Degan, respectively, pursuant to the Company's stock option plan.

(2) Includes 148,000 shares subject to options within sixty (60) days.

*   Less than one percent (1%).

    The Company will mail its annual report for the year 1998 on or about April 23, 1999, to all shareholders of the Company of record on April 15, 1999.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Larson, Allen, Weishair & Co., LLP, as independent accountants of the Company for 1999. Larson, Allen, Weishair & Co., LLP, has performed this function for the Company since 1991. Members of the firm will be available at the annual meeting of shareholders to answer questions and to make a statement if they desire to do so.

                            QUORUM AND VOTE REQUIRED

    The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

                             SHAREHOLDER PROPOSALS

    Any proposal by a shareholder for the annual shareholders' meeting in May, 2000, must be received by the secretary of the Company at 641 East Lake Street, Suite 244, Wayzata, Minnesota 55391, not later than the close of business on November 20, 1999.

    Proposals received by that date will be included in the 2000 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

                                 OTHER BUSINESS

    The management does not know of any business other than the hereinbefore set forth that may be presented for action at the annual meeting of shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          QUENTIN E. FINKELSON
                                          SECRETARY

Minneapolis, Minnesota
April 23, 1999